Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
PVR PARTNERS, L.P.
THREE RADNOR CORPORATE CENTER
100 MATSONFORD RD
SUITE 301
RADNOR, PA 19087
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
For Against Abstain
1 To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 9, 2013 (as it may be amended from time to time), which is referred to as the merger agreement, by and among PVR, PVR GP, LLC, the general partner of PVR, Regency Energy Partners LP, and Regency GP LP, the general partner of Regency, and the transactions contemplated thereby.
2 To consider and vote on a proposal to approve the adjournment of the PVR special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.
3 To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the related compensation payments that will or may be paid by PVR to its named executive officers in connection with the merger.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000193288_1
R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.
This proxy is solicited on behalf of the Board of Directors of PVR GP, LLC
PVR PARTNERS, L. P. Special Meeting of Unitholders March 20, 2014, 10:00 AM
The undersigned unitholder(s) of PVR Partners, L.P. (the “Partnership”) hereby appoint(s) Robert B. Wallace and Bruce D. Davis, Jr., each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholder’s sole discretion as to any other matter properly raised in respect of all units of the Partnership, which the undersigned may be entitled to vote at the Special Meeting of Unitholders of the Partnership to be held on March 20, 2014, at 10:00 am local time at The Villanova University Conference Center, 601 County Line Road, Radnor, PA 19087, and at any and all adjournments thereof, with all rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholder’s sole discretion as to any other matter that may properly come before the Special Meeting.
Continued and to be signed on reverse side
0000193288_2
R1.0.0.51160